UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 25, 2012

GENPACT LIMITED

(Exact Name of Registrant as Specified in Charter)

Bermuda	001-33626	98-0533350
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Canon’s Court, 22 Victoria Street Hamilton HM 12, Bermuda
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (441) 295-2244

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 25, 2012, Genpact Limited, a Bermuda company (“Genpact” or the “Company”), amended and restated the Shareholder Agreement between the Company and Glory Investments A Limited (formerly known as South Asia Private Investments) (“Bain Purchaser”), an affiliate of Bain Capital Investors, LLC (as so amended, the “Amended Shareholder Agreement”), which agreement became effective upon the closing of the Share Purchase (as defined below). The Shareholder Agreement was amended to reflect the purchase of Genpact common shares pursuant to the Share Purchase Agreement (as defined below) by Glory Investments B Limited, Glory Investments IV Limited, Glory Investments IV-B Limited (collectively, the “Glory Purchasers”), which entities are affiliates of Bain Capital Investors, LLC, by RGIP, LLC (“Bain Co-Investor”), an investor in certain investment funds which are affiliated with Bain Capital Partners, LLC, and by Twickenham Investment Private Limited (“GIC Purchaser”), an affiliate of the Government of Singapore Investment Corporation Private Limited (Bain Purchaser, the Glory Purchasers, Bain Co-Investor and GIC Purchaser are collectively referred to as the “Purchasers”). The Amended Shareholder Agreement sets forth certain governance arrangements and contains various provisions relating to standstill and transfer restrictions as well as certain other matters, as described in the Current Report on Form 8-K filed by the Company on August 3, 2012.

The foregoing description of the Amended Shareholder Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended Shareholder Agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

In addition, on October 25, 2012, the Company amended the Letter Agreement, dated August 1, 2012, between the Company and certain funds affiliated with Oak Hill Capital Management, LLC (such affiliates, “OH”) and General Atlantic LLC (such affiliates, “GA”) to facilitate orderly sales of the Company’s common stock by OH and GA following the closing of the Share Purchase (as so amended, the “Amended Letter Agreement”). Under the Amended Letter Agreement, OH and GA will retain, subject to the terms and conditions set forth in the Amended Letter Agreement, certain registration rights granted to them under the Second Amended and Restated Shareholders Agreement, dated June 6, 2011, by and among the Company, Genpact Global Holdings (Bermuda) Limited, Genpact Global (Bermuda) Limited, OH and GA for 90 days after the closing of the Share Purchase.

The foregoing description of the Amended Letter Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended Letter Agreement, which is filed as Exhibit 10.2 hereto and is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)   On October 25, 2012, Mark F. Dzialga resigned as a member of the Company’s Board of Directors (the “Board”). Prior to his resignation, Mr. Dzialga had also served as a member of the Board’s Compensation Committee and Nominating and Governance Committee.

On October 25, 2012, Douglas M. Kaden resigned as a member of the Board.

On October 25, 2012, Denis J. Nayden resigned as a member of the Board. Prior to his resignation, Mr. Nayden had also served as a member of the Board’s Compensation Committee and Nominating and Governance Committee.

On October 25, 2012, Gary Reiner resigned as a member of the Board. Prior to his resignation, Mr. Reiner had also served as a member of the Board’s Compensation Committee.

(d)   The Company announced that the Board has appointed, effective October 25, 2012, Messrs. Amit Chandra, David Humphrey, Mark Nunnelly and Mark Verdi to fill the vacancies on the Board created by the resignations of Messrs. Dzialga, Kaden, Nayden and Reiner. Messrs. Chandra, Humphrey, Nunnelly and Verdi are appointed as the four designees to the Board nominated by the Purchasers pursuant to the Amended Shareholder Agreement.

Mr. Chandra, age 44, is a managing director of Bain Capital Advisors (India) Private Limited. Mr. Chandra also serves on the board of directors of Tata Investment Corporation and Piramal Enterprises and serves as a member of CII National Committee on Private Equity and Venture Capital. Mr. Chandra has been appointed to serve on the Nominating and Governance Committee of the Board.

Mr. Humphrey, age 35, is currently a principal of Bain Capital Partners, LLC. Mr. Humphrey also serves on the board of directors of Bloomin Brands, Inc., Bright Horizons Family Solutions, Inc. and Skillsoft plc.

Mr. Nunnelly, age 53, is a managing director of Bain Capital Partners, LLC. He also serves on the board of directors of Dunkin Brands and Bloomin Brands Inc. Mr. Nunnelly has been appointed to serve on the Compensation Committee of the Board.

Mr. Verdi, age 46, is a managing director of Bain Capital Partners, LLC and co-head of its Global Portfolio Group. He also serves on the board of directors of Burlington Coat Factory Warehouse Corp. and Trinseo S.A.

In accordance with the Company’s compensation program for non-employee directors, Messrs. Chandra, Humphrey, Nunnelly and Verdi will receive 6,000 restricted stock units per year and an annual retainer of $45,000. In addition, Mr. Chandra will receive an additional $10,000 per year for service on the Nominating and Governance Committee and Mr. Nunnelly will receive an additional $10,000 per year for service on the Compensation Committee.

Item 8.01 Other Events.

On October 25, 2012, pursuant to the Share Purchase Agreement dated as of August 1, 2012 (the “Share Purchase Agreement”), among Bain Purchaser, GA and OH, the Purchasers consummated their purchase of approximately 68 million Genpact common shares from GA and OH at a price of $14.76 per share (the “Share Purchase”). Affiliates of Bain Capital Investors, LLC purchased 57,537,264 shares, GIC Purchaser purchased 10,162,602 shares and Bain Co-Investor purchased 50,812 shares.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed with this Current Report on Form 8-K:

Exhibit No.	Description

10.1	Amended and Restated Shareholder Agreement, dated as of October 25, 2012, by and among Genpact Limited, Glory Investments A Limited, Glory Investments B Limited, Glory Investments IV Limited, Glory Investments IV-B Limited, RGIP, LLC and Twickenham Investment Private Limited.

10.2	Amended Letter Agreement, dated as of October 25, 2012, by and among the Company and funds affiliated with Oak Hill Capital Management, LLC and General Atlantic LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENPACT LIMITED

/s/ Heather D. White
Name:	Heather D. White
Title:	Vice President and Senior Legal Counsel

Dated: October 25, 2012

EXHIBIT INDEX

Each of the following exhibits is being filed electronically with this Current Report on Form 8-K:

Exhibit No.	Description

10.1	Amended and Restated Shareholder Agreement, dated as of October 25, 2012, by and among Genpact Limited, Glory Investments A Limited, Glory Investments B Limited, Glory Investments IV Limited, Glory Investments IV-B Limited, RGIP, LLC and Twickenham Investment Private Limited.

10.2	Amended Letter Agreement, dated as of October 25, 2012, by and among the Company and funds affiliated with Oak Hill Capital Management, LLC and General Atlantic LLC.